UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2008

HONG KONG HIGHPOWER TECHNOLOGY, INC.
_____________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-52103	20-4062622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building A1, Luoshan Industrial Zone, Shanxia, Pinghu, Longgang, Shenzhen, Guangdong, 518111, China

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (86) 755-89686238

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

Hong Kong Highpower Technology, Inc. (the “Company”) executed an investor relations agreement (the “Agreement”) with Nascent Value, LLC (“Nascent”) effective as of May 21, 2008. In consideration for Nascent’s execution of the Agreement, the Company agreed to issue 160,000 shares of its common stock to Nascent upon the effectiveness of the Company’s registration statement on Form S-1 that was originally filed with the Securities and Exchange Commission on November 13, 2007 (SEC File No. 333-147355). The 160,000 shares to be issued to Nascent take into account the Company’s proposed 5-for-8 reverse stock split of its common stock. The securities were offered and will be issued to Nascent in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Nascent qualifies as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hong Kong Highpower Technology, Inc.

Dated: June 5, 2008	/s/ Dang Yu Pan

By: Dang Yu Pan
Its: Chairman of the Board and Chief Executive Officer